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                                                                    EXHIBIT 10.5

                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of March 8, 2000, by and between, CAREMARK RX, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Birmingham, Alabama (the "Corporation"), and
E. MAC CRAWFORD ("Optionee"), a resident of the State of Alabama.

                                   WITNESSETH:

         WHEREAS, the Corporation and Optionee entered into an Employment Agreement, dated as of March 18, 1998, as amended by that certain First Amendment dated August 6, 1998 (the "Employment Agreement"), whereby Optionee agreed to serve as President and Chief Executive Officer of the Corporation;

         WHEREAS, the Corporation and Optionee have entered into the Second Amendment to Employment Agreement of even date herewith (the "Second Amendment" and the Employment Agreement as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Amended Employment Agreement") whereby Optionee has agreed to forego any bonus for calendar year 2000 and all future calendar years during the term of the Amended Employment Agreement payable pursuant to Section 5(c) of the Employment Agreement in exchange for the grant of an option to purchase 3,875,000 shares of the Corporation's common stock, par value $.001 per share (the "Common Stock") granted pursuant to the MedPartners, Inc. 1997 Long-Term Incentive Compensation Plan (the "Plan") on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         NOW THEREFORE, in consideration of the premises set forth in the Amended Employment Agreement the parties hereto agree as follows:

         1. GRANT OF STOCK OPTION. The Corporation grants to Optionee the right, privilege and option (the "Option") to purchase up to 3,875,000 shares of Common Stock (the "Option Shares") at a price of $4.46 per share (the "Exercise Price"), in the manner and subject to the terms and conditions contained herein. The grant of this Option shall be effective as of March 8, 2000 ("Grant Date").

         2. OPTION TERM. This Option shall specifically terminate ten (10) years from the Grant Date ("Option Term"), and subject to the vesting terms set forth in this Agreement, shall remain exercisable for the full Option Term, notwithstanding the employment status of the Optionee.

         3. VESTING OF OPTION SHARES. The Option Shares shall vest and become exercisable in accordance with the following schedule: (a) 34% of the Option Shares shall become vested and exercisable on the Grant Date; and (b) 33% of the Option Shares shall become vested and exercisable on each of the first and second anniversaries of the Grant Date if Optionee is an employee of the Corporation or a Subsidiary on such date; provided that if during the first year after the Grant Date, the stock price of the Common Stock closes at or above $12.00 for any twenty out of thirty consecutive trading days, the 33% of the Option Shares due to vest on the first anniversary of the Grant Date shall vest immediately at the end of the 20th day and provided further that if during the second year of the Grant Date, the stock prices for the Common Stock closes at or above $18.00 for any twenty out of thirty consecutive trading days, the 33% of the Option Shares due to vest on the second anniversary of the Grant Date shall vest immediately at the end of the 20th day. The Committee may in its discretion, adjust the Exercise Price to reflect the effect of any stock split, reverse stock split, recapitalization, stock dividend or similar event. In addition, the Option Shares shall become immediately vested and fully exercisable upon (i) a Change in Control, (ii) the occurrence of an event of termination described in Section 9(e) of the Amended Employment Agreement, or
(iii) the


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occurrence of an event of termination described in Section 9(d) of the Amended
Employment Agreement. Any vested portion of the Option Shares not purchased on its vesting date may be purchased thereafter; provided, however, that the Option granted hereunder shall terminate upon the expiration of the Option Term. Optionee shall have the right hereunder to purchase solely the Option Shares which have become vested and exercisable under this Agreement and any portion of the Option Shares which shall not have become vested and exercisable hereunder shall terminate and be forfeited by Optionee upon termination of Optionee's status as an employee of the Corporation.

         4. MANNER OF EXERCISE OF OPTIONS. To exercise the Options granted herein, Optionee shall give written notice to the Corporation at its principal executive office, to the attention of the Secretary of the Corporation, accompanied by a proper notice of exercise setting forth the number of Option Shares with respect to which the Option is to be exercised, and by payment of the Exercise Price in one of the methods permitted by Section 9 8. Optionee further agrees that in connection with any exercise of all or part of this Option, Optionee shall deliver to the Corporation such sum, if any, as the Corporation deems necessary to satisfy any withholding and other tax obligations resulting from such exercise. Optionee may elect to surrender to the Corporation shares of common stock already owned by Optionee or shares that would otherwise have been acquired upon exercise to fulfill any tax withholding obligation. The date on which the Corporation receives written notice of an exercise hereunder accompanied by payment of the Exercise Price will be considered the date this Option was exercised. Promptly, and in no event more than five business days after receipt of written notice of exercise of all or part of this Option, the Corporation shall deliver to Optionee or such other person a certificate or certificates for the requisite number of Option Shares. Optionee or a permitted transferee of this Option hereunder shall not have any privileges as a stockholder of the Corporation with respect to any stock covered by this Option until the date of issuance of a stock certificate for such Option Shares.

         5. CHANGES IN CAPITAL STRUCTURE. If the capital stock of the Corporation is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or is converted into or exchanged for other securities as a result of a merger, consolidation, or reorganization, appropriate equitable adjustments shall be made in (a) the number and class of shares of Common stock subject to this Option, and (b) the Exercise Price of this Option; provided, however, that the Corporation shall not be required to issue fractional shares as a result of any such adjustment.

         6. AUTHORIZED SHARES. The Corporation agrees to take all necessary and appropriate steps to ensure that there are at all times sufficient authorized shares of capital stock available for issuance upon exercise of this Option.

         7. TRANSFER OF OPTION. To the extent not prohibited by any statute, rule or regulation applicable to this Option or the registration of the Option Shares with the Securities and Exchange Commission, all or a portion of this Option is transferable by Optionee, without consideration, to (i) Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners. The right to transfer this Option is personal to Optionee and any transferee of this Option shall not have the right to transfer this Option to any person other than by the laws of descent and distribution. The Corporation has no obligation to notify or otherwise provide any such transferee notice of any early termination of the Option or this Agreement.

         8. PAYMENT OF EXERCISE PRICE. Except as provided below, payment of the Exercise Price for the Option Shares shall be made (a) in cash, (b) by certified check or bank cashier's check payable to the order of the Corporation in the amount of such Exercise Price, (c) by delivery to the Corporation of shares of Common Stock held by Optionee for at least six months having a fair market value on the date of exercise equal to such Exercise Price, (d) by irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay such Exercise Price and to sell the shares of Common Stock to be issued upon exercise of this Option and deliver the net cash proceeds (less the Exercise Price delivered to the Corporation and the commissions and brokerage fees) to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (e) by any combination of the methods of payment described in (a) through (d) above. Proceeds of any payment shall constitute general funds of the Corporation.


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         9. GOVERNING LAW. This Option is granted pursuant to the Plan. This
Option is in all respects subject to the terms and conditions of the Plan, and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement. This Agreement shall be interpreted and construed according to and governed by the laws of the State of Delaware.

         10. AMENDMENTS. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         11. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of this Agreement.

         12. AUTHORITY. The provisions of this Agreement required to be approved by the Compensation Committee have been so approved and authorized.

         13. BENEFIT. This Agreement shall bind all parties, their respective heirs, executors, administrators and assigns. Except as provided in Section 8 7 hereof, nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and Optionee shall have no right to assign this Option and any such attempted assignment shall be ineffective. The Option, right and privilege herein granted to Optionee to purchase Option Shares shall be binding upon the Corporation and its successors or assigns.

         14. TERMINATION OF AGREEMENT. This Agreement shall terminate: (a) upon the written agreement of all parties; or (b) upon the terms and conditions set forth herein.

         15. DESIGNATION. This Option is intended to be a nonqualified stock option whose grant is not intended to fall under the provisions of Internal Revenue Code Section 422.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Attest:                                      Caremark Rx, Inc.



By: /s/ Amy Holliman                         By: /s/ Kirk McConnell
   -----------------------------                -----------------------------
Name: Amy Holliman                           Name: Kirk McConnell
     ---------------------------                  ---------------------------
Title: Director, Benefits                    Title: EVP/CAO
      --------------------------                   --------------------------


                                             /s/ Charles W. Newhall III
                                             -----------------------------------
                                             Charles W. Newhall III
                                             Compensation Committee Chairman

                                             Optionee


                                             /s/ E. Mac Crawford
                                             -----------------------------------
                                             E. Mac Crawford


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